Exhibit 99.3

CONSENT OF EVERCORE GROUP, L.L.C.

Members of the Independent Committee:

We hereby consent to the inclusion of our opinion letter, dated April 29, 2018, to the Independent Committee of the Board of Directors of T-Mobile US, Inc. as Annex J to, and the references thereto under the captions “SUMMARY—Opinions of T-Mobile’s Financial Advisors”, “THE MERGER TRANSACTIONS—Background of the Merger Transactions”, “RISK FACTORS—Risks Related to the Merger Transactions”, “THE MERGER TRANSACTIONS—T-Mobile’s Reasons for the Merger and Recommendation of the T-Mobile Board of Directors,” “THE MERGER TRANSACTIONS—Opinions of T-Mobile’s Financial Advisors,” “THE MERGER TRANSACTIONS—T-Mobile Unaudited Prospective Financial Information” and “THE MERGER TRANSACTIONS—Sprint Unaudited Prospective Financial Information” in, the joint consent solicitation statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 filed by T-Mobile US, Inc. with the U.S. Securities and Exchange Commission on October 1, 2018 (the “Registration Statement”) and relating to the proposed mergers involving T-Mobile US, Inc., Sprint Corporation, Huron Merger Sub LLC, Superior Merger Sub Corporation, Starburst I, Inc. and Galaxy Investment Holdings, Inc. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint consent solicitation statement/prospectus or any other document, except in accordance with our prior written consent. By giving such consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP, L.L.C.

By:	/s/ Daniel B. Mendelow

Daniel B. Mendelow
Senior Managing Director